REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2012.  The Operating Expense Limit for each Fund is as follows:

Name of FundExpense Limitation
AZL Allianz AGIC Opportunity Fund 1.35%
AZL BlackRock Capital Appreciation Fund 1.20%
AZL Columbia Mid Cap Value Fund 1.30%
AZL Columbia Small Cap Value Fund
Class 1 shares 1.10%
Class 2 shares 1.35%
AZL Davis NY Venture Fund
Class 1 shares 0.95%
Class 2 shares 1.20%
AZL Dreyfus Equity Growth Fund 1.20%
AZL Eaton Vance Large Cap Value Fund 1.20%
AZL Enhanced Bond Index Fund 0.70%
AZL Franklin Small Cap Value Fund 1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund 1.20%
AZL Gateway Fund 1.25%
AZL International Index Fund (1) 0.70%
AZL Invesco International Equity Fund 1.45%
AZL JPMorgan U.S. Equity Fund
Class 1 shares 0.95%
Class 2 shares 1.20%

Name of FundExpense Limitation
AZL MFS Investors Trust Fund 1.20%
AZL Mid Cap Index Fund (1) 0.60%
AZL Money Market Fund 0.87%
AZL Morgan Stanley Global Real Estate Fund 1.35%
AZL Morgan Stanley International Equity Fund 1.39%
AZL Morgan Stanley Mid Cap Growth Fund 1.30%
AZL NFJ International Value Fund 1.45%
AZL Russell 1000 Growth Index Fund 0.84%
AZL Russell 1000 Value Index Fund 0.84%
AZL S&P 500 Index Fund (1)
Class 1 shares 0.24%
Class 2 shares 0.49%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares 1.40%
Class 2 shares 1.65%
AZL Small Cap Stock Index Fund (1) 0.58%
AZL Turner Quantitative Small Cap Growth
Fund 1.35%
AZL Van Kampen Equity and Income Fund 1.20%
AZL Van Kampen Growth and Income Fund 1.20%

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(1)	Effective May 1, 2011, the Operating Expense Limit for the following Funds is revised as follows:

AZL International Index Fund	0.77%

AZL Mid Cap Index Fund	0.71%

AZL S&P 500 Index Fund, Cl. 1	0.46%

AZL S&P 500 Index Fund, Cl. 2	0.71%

AZL Small Cap Stock Index Fund	0.71%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:      /s/ Brian Muench

Name: Brian Muencn

Title:  Vice President

ALLIANZ INVESTMENT MANAGEMENT LLC

By:      /s/ Brian Muench

Name: Brian Muencn

Title:  Vice President

Updated:  11/3/2010